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Skip the waitlist to invest in $1M+ paintings by Banksy, Basquiat, and more

Join a community of 400,000 investors with access to exclusive blue-chip art investments. As the largest buyer in the art market, **our track record is 14.3%**, net of fees, since inception (Sep 27, 2019) through March 31st, 2022.[1]

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Larry C.
Harvard University
Net IRR 11.9%
Banksy +40.6%
Jean-Michel Basquiat +33.3%
Kaws +1.6%
Joan Mitchell +17.7%
George Condo +10.7%

This website page is created and maintained by Masterworks in its sole and absolute discretion and Masterworks is solely responsible for the content of this page. No broker-dealer is or has been involved in the development or dissemination of this website page.

Masterworks.io, LLC
225 Liberty St. 29th Floor,
New York, NY 10281
support@masterworks.io

MASTERWORKS

1. "Track Record" is intended to provide Masterworks' internal estimate of the performance of the overall Masterworks portfolio for a given period giving equal weighting to each offering. This presents a measure of Masterworks performance assuming an investment of a constant dollar amount in each offering. Accordingly, Masterworks Track Record is the aggregate average change in estimated net asset value of all Class A shares for each issuer offered via the Masterworks platform on an annualized basis, after deduction of all fees and pro forma for estimated profit sharing represented by Class B shares held by Masterworks (which is calculated based on the internal appraised value of the artwork). Masterworks Track Record includes all Masterworks issuers that completed an offering that had not been liquidated prior to the last date included in the given performance period (the "Performance End Date"), excluding issuers that completed an offering within six months preceding the Performance End Date. For Masterworks issuers that continue to own artwork, the estimated net asset value of the Class A shares sold to the public is based on Masterworks internal appraisals, which are performed on a quarterly basis as of the end of each calendar quarter. For offerings that were completed between six-months and one-year prior to the Performance End Date and for which no public auction comparable sale has occurred, the fair market value of the artwork is appraised to be equal to the aggregate offering price which represents the price at which the artwork was sold to investors. Artwork appraisals are performed by Masterworks in conformity with the 2020-21 Uniform Standards of Professional Appraisal Practice (USPAP) using a sales comparison approach, provided that Masterworks may have potential conflicts of interest. For more information on Masterworks appraisal methodology, potential conflicts of interest and other important considerations, click here. For issuers that sold a painting during the relevant period, actual realized returns, net of all fees and expenses, have been used. Transactions occurring on the Masterworks secondary market are not deemed relevant to the determination of Masterworks Track Record.

This website contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.

This website is maintained by Masterworks in its sole and absolute discretion and Masterworks is solely responsible for the content on this website. No FINRA registered broker-dealer is or has been involved in the development or dissemination of this website.

We are "testing the waters" under Regulation A under the Securities Act of 1933. The information contained on the Masterworks.io website has been prepared by Masterworks without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest. Diversification and asset allocation do not ensure profit or guarantee against loss. Investment decisions should be based on an individual's own goals, time horizon, and tolerance for risk.

Our materials may include historical appreciation percentages that are based on public auction sales and reflect historical price trends. Such information is not intended to be indicative of returns that would have been achieved on Masterworks shares during such periods. Fees, expenses and other factors will create significant differences between the performance of an investment in masterworks shares and historical artwork appreciation rates.

Past price trends are not indicative of future price trends and are not intended to be a proxy for historical or projected future performance of any specific artwork or Masterworks shares. Also, our materials may present comparisons between the historical price performance of a segment of the art market and other investment asset classes, such as stocks, bonds, real estate, and others. There are important differences between art and other asset classes. For more information, see **important disclosures.**

By using this website, you accept the Masterworks.io **Terms of Use** and **Privacy Policy**. For additional information you are encouraged to review **important disclosures.**

* There is no guarantee of profits and investing includes risk of loss.

Masterworks is not registered, licensed, or supervised as a broker dealer or investment adviser by the SEC, the Financial Industry Regulatory Authority (FINRA), or any other financial regulatory authority or licensed to provide any financial advice or services.

The information contained herein neither constitutes an offer for nor a solicitation of interest in any specific securities offering. For any proposed offering pursuant to an offering statement that has not yet been qualified by the SEC, no money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement for such offering has been qualified by the SEC any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. Offering circulars for Masterworks offerings are available **here.**

Masterworks.io, LLC is located at 225 Liberty St. 29th Floor, New York, NY 10281.

Terms of Use Privacy Policy

This website page is created and maintained by Masterworks in its sole and absolute discretion and Masterworks is solely responsible for the content of this page. No broker-dealer is or has been involved in the development or dissemination of this website page.

Masterworks.io, LLC
225 Liberty St. 29th Floor,
New York, NY 10281
support@masterworks.io

MASTERWORKS

1. "Track Record" is intended to provide Masterworks' internal estimate of the performance of the overall Masterworks portfolio for a given period giving equal weighting to each offering. This presents a measure of Masterworks performance assuming an investment of a constant dollar amount in each offering. Accordingly, Masterworks Track Record is the aggregate average change in estimated net asset value of all Class A shares for each issuer offered via the Masterworks platform on an annualized basis, after deduction of all fees and pro forma for estimated profit sharing represented by Class B shares held by Masterworks (which is calculated based on the internal appraised value of the artwork). Masterworks Track Record includes all Masterworks issuers that completed an offering that had not been liquidated prior to the last date included in the given performance period (the "Performance End Date"), excluding issuers that completed an offering within six months preceding the Performance End Date. For Masterworks issuers that continue to own artwork, the estimated net asset value of the Class A shares sold to the public is based on Masterworks internal appraisals, which are performed on a quarterly basis as of the end of each calendar quarter. For offerings that were completed between six-months and one-year prior to the Performance End Date and for which no public auction comparable sale has occurred, the fair market value of the artwork is appraised to be equal to the aggregate offering price which represents the price at which the artwork was sold to investors. Artwork appraisals are performed by Masterworks in conformity with the 2020-21 Uniform Standards of Professional Appraisal Practice (USPAP) using a sales comparison approach, provided that Masterworks may have potential conflicts of interest. For more information on Masterworks appraisal methodology, potential conflicts of interest and other important considerations, click here. For issuers that sold a painting during the relevant period, actual realized returns, net of all fees and expenses, have been used. Transactions occurring on the Masterworks secondary market are not deemed relevant to the determination of Masterworks Track Record.

This website contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.

This website is maintained by Masterworks in its sole and absolute discretion and Masterworks is solely responsible for the content on this website. No FINRA registered broker-dealer is or has been involved in the development or dissemination of this website.

We are "testing the waters" under Regulation A under the Securities Act of 1933. The information contained on the Masterworks.io website has been prepared by Masterworks without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest. Diversification and asset allocation do not ensure profit or guarantee against loss. Investment decisions should be based on an individual's own goals, time horizon, and tolerance for risk.

Our materials may include historical appreciation percentages that are based on public auction sales and reflect historical price trends. Such information is not intended to be indicative of returns that would have been achieved on Masterworks shares during such periods. Fees, expenses and other factors will create significant differences between the performance of an investment in masterworks shares and historical artwork appreciation rates.

Past price trends are not indicative of future price trends and are not intended to be a proxy for historical or projected future performance of any specific artwork or Masterworks shares. Also, our materials may present comparisons between the historical price performance of a segment of the art market and other investment asset classes, such as stocks, bonds, real estate, and others. There are important differences between art and other asset classes. For more information, see **Important disclosures.**

By using this website, you accept the Masterworks.io **Terms of Use** and **Privacy Policy**. For additional information you are encouraged to review **Important disclosures.**

* There is no guarantee of profits and investing includes risk of loss.

Masterworks is not registered, licensed, or supervised as a broker dealer or investment adviser by the SEC, the Financial Industry Regulatory Authority (FINRA), or any other financial regulatory authority or licensed to provide any financial advice or services.

The information contained herein neither constitutes an offer for nor a solicitation of interest in any specific securities offering. For any proposed offering pursuant to an offering statement that has not yet been qualified by the SEC, no money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement for such offering has been qualified by the SEC any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. Offering circulars for Masterworks offerings are available **here**.

Masterworks.io, LLC is located at 225 Liberty St. 29th Floor, New York, NY 10281.